     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996
                                                  REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            UGLY DUCKLING CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                                             86-0721358
(STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                            ------------------------

          2525 EAST CAMELBACK ROAD, SUITE 1150, PHOENIX, ARIZONA 85016
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                            ------------------------

               UGLY DUCKLING CORPORATION LONG-TERM INCENTIVE PLAN
                              (FULL TITLE OF PLAN)

                            ------------------------

                                STEVEN P. JOHNSON
                            UGLY DUCKLING CORPORATION
                      2525 EAST CAMELBACK ROAD, SUITE 1150
                             PHOENIX, ARIZONA 85016
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (602) 852-6000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                       Proposed Maximum      Proposed Maximum     Amount of
Title of Securities   Amount to be        Offering         Aggregate Offering   Registration
 to be Registered      Registered     Price per Share(1)          Price              Fee
- --------------------------------------------------------------------------------------------
Common Stock            800,000            $8.81                $7,048,000         $2,431
$0.001 par value
============================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee using the average of the high and low price of the Registrant's Common Stock on July 16, 1996.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed by Ugly Duckling Corporation (the "Registrant") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement:

      (a) the Registrant's prospectus, dated June 17, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

      (b) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A, dated June 11, 1996, filed with the Securities and Exchange Commission pursuant to
            Section 12(g) of the Securities Act of 1934, as amended.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as otherwise provided with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of the Company.

         The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company has obtained insurance on behalf of its directors and officers for any liability arising out of such person's actions in such capacity.

      The Company has entered into agreements to indemnify its directors and officers. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company, or any other company or enterprise to which such person provides services at the request of the Company. To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Company's Certificate of Incorporation, such repeal or limitation may not be effective as to directors or officers who are parties to the indemnification agreements because their rights to full protection would be contractually assured by such agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company. The Company believes that the indemnification provisions in its Certificate of Incorporation and in the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.  The Exhibit Index is located on page 6.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 18, 1996.


                                  UGLY DUCKLING CORPORATION, a Delaware
                                  corporation

                                  By: /s/ Ernest C. Garcia, II
                                      ----------------------------
                                          Ernest C. Garcia, II

                                  Its: Chairman of the Board and Chief Executive
                                       Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature               Title                             Date
- ------------------               -----                             ----
/s/ Ernest C. Garcia, II         Chairman of the Board and         July 18, 1996
- ---------------------------      Chief Executive Officer
    Ernest C. Garcia, II         (Principal Executive Officer)


/s/ Gregory B. Sullivan          President                         July 18, 1996
- ---------------------------
    Gregory B. Sullivan


/s/ Steven T. Darak              Senior Vice President and         July 18, 1996
- ---------------------------      Chief Financial Officer
    Steven T. Darak              (Principal Financial and
                                 Accounting Officer)


/s/ Robert J. Abrahams           Director                          July 18, 1996
- ---------------------------
    Robert J. Abrahams


/s/ Christopher D. Jennings      Director                          July 18, 1996
- ---------------------------
    Christopher D. Jennings


/s/ John D. MacDonough           Director                          July 18, 1996
- ---------------------------
    John D. MacDonough


/s/ Arturo R. Moreno             Director                          July 18, 1996
- ---------------------------
    Arturo R. Moreno


/s/ Frank P. Willey              Director                          July 18, 1996
- ---------------------------
    Frank P. Willey

                                  EXHIBIT INDEX


Exhibit Number        Description                         Method of Filing
- --------------        -----------                         ----------------
5                     Opinion of Snell & Wilmer             Filed herewith
                      L.L.P.

23.1                  Consent of KPMG Peat                  Filed herewith
                      Marwick LLP

23.2                  Consent of Snell & Wilmer         Included in Exhibit 5
                      L.L.P.